UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 25, 2006
                                                          -------------



                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                  1-11988                22-2365834
            --------                  -------                ----------
 (State or other jurisdiction of    (Commission           (I.R.S. employer
 incorporation or organization)     file number)         identification no.)


                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (212) 421-9400
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 25, 2006, the Board of Directors (the "Board") of Escala Group, Inc. (the "Company"), based on a recommendation made by the Compensation Committee, approved the 2007 Non-Executive Director Compensation Plan (the "2007 Plan"), applicable to non-executive directors (the "Non-Executive Directors") serving on the Board. The 2007 Plan replaces the Discretionary Compensation Policy for Employee-Directors and Certain Executive Officers, filed as Exhibit 10.23 to the Company's Report on Form 10Q for the quarter ended September 30, 2005, which was in effect for the fiscal year ending June 20, 2006 (the "2006 Plan").

Under the 2007 Plan, the Non-Executive Directors are entitled to receive the following cash payments annually: (a) Each Non-Executive Director will receive $20,000 per year plus $1,000 for each Board and Committee meeting attended; (b) the Chairman of the Audit Committee will receive $5,000 per year; and (c) each member of the Audit Committee (including the Chairman) will receive $10,000 per year.

In addition, effective July 1 of each fiscal year (July 25 for the fiscal year ending June 30, 2007), each Non-Executive Directors shall be granted Long-Term Incentive Awards, which will represent the right to receive an amount, payable in stock, equal to the appreciation in value of 10,000 shares (plus an additional 4,450 shares for members of the Audit Committee) from the first business day of that fiscal year (July 25 in for the fiscal year ending June 30, 2007) to the average price per share as of the last day of that fiscal year. The average price per share will be calculated based on the average closing price for the 30-day period prior to the last day of the fiscal year. Payment of amounts due, if any, pursuant to the Long-Term Incentive Awards shall be made on or prior to July 31 with respect to the preceding fiscal year, and the number of shares to be issued will be based on the closing price of the Company's common stock on the last business day of such fiscal year.

In addition, on July 25, 2006, in recognition of the fact that the Non-Executive Directors did not receive equity or cash payments for the fiscal year ended June 30, 2005 (other than payments for meetings and committee memberships), the Board approved a one-time payment to each of the Non-Executive Directors equal to $29,235, which represented the approximate amount such directors would have received had the 2006 Plan been in effect for fiscal 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 8, 2006


                                       ESCALA GROUP INC.



                                       By: /s/ Matthew Walsh
                                           -----------------
                                           Name:  Matthew Walsh
                                           Title: Chief Financial Officer and
                                                  Executive Vice President